Exhibit 5.1

Hogan & Hartson L.L.P.

555 13th Street, N.W.

Washington, DC 20004

April 19, 2006

Board of Directors

XM Satellite Radio Holdings Inc.

1500 Eckington Place, N.E.

Washington, D.C. 20002

Ladies and Gentlemen:

We are acting as counsel to XM Satellite Radio Holdings Inc., a Delaware corporation (the “Company”), in connection with the Company’s registration statement on Form S-3 (No. 333-130812) (the “Shelf Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under Rule 462(e) of the Securities Act of 1933, as amended (the “Securities Act”), on December 30, 2005 and the prospectus supplement dated April 19, 2006, filed with the Commission under Rule 424(b) of the Securities Act (the “Prospectus Supplement”), relating to the proposed public offering of up to 434,368 shares of the Company’s Class A Common Stock (the “Shares”), all of which shares are registered under the Shelf Registration Statement for re-sale by certain selling stockholders. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Shelf Registration Statement.

For purposes of this opinion letter, we have examined copies of the following documents:

1.	The Shelf Registration Statement.

2.	The Prospectus Supplement.

3.	The Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware on April 3, 2006 and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

4.	The Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

5.	Executed copies of agreements dated April 18, 2006, among the Company, XM Satellite Radio Inc. and the securityholders named therein (the “Agreements”).

6.	Resolutions of the Board of Directors of the Company adopted at a meeting held on December 16, 2005 and resolutions of the Finance Committee of the Board of Directors adopted at a meeting held on December 16, 2005, each as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the issuance of the Shares and arrangements in connection therewith.

In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

This opinion letter is based as to matters of law solely on the Delaware General Corporation Law, as amended. We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations. As used herein, the term “Delaware General Corporation Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that following issuance of the Shares pursuant to the terms of the Agreements and receipt by the Company of the consideration for the Shares specified in the Agreements, the Shares will be validly issued, fully paid, and nonassessable.

This opinion letter has been prepared for your use in connection with the Shelf Registration Statement and speaks as of the date hereof. We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed the date hereof and to the reference to this firm under the caption “Legal Matters” in the Prospectus Supplement constituting a part of the Shelf Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Hogan & Hartson L.L.P.

HOGAN & HARTSON L.L.P.

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